3: STERLING PACIFIC RESOURCES INC

FIRST CYPRESS TECHNOLOGIES, INC.

1281 West Georgia Street, Suite 501

Vancouver, British Columbia

604-484-2899

May 20, 2003

NEWS RELEASE

FIRST CYPRESS TECHNOLOGIES, INC. COMPLETES PRELIMINARY AGREEMENT TO EARN A 50% INTEREST IN CERTAIN MINING CLAIMS IN THE TEMAGAMI DIAMOND CLAIM PROJECT - SUPERIOR NORTH BLOCK

First Cypress Technologies, Inc. (OTCBB: FCYP) ("First Cypress" or "the Company") is pleased to announce that it has completed a preliminary agreement with Tres-Or Resources, Ltd. ("Tres-Or") to earn a 50% interest in various mining claims comprising the Superior North Block of the Temagami Diamond Claim Project within the Sudbury Mining Division of Northeastern Ontario. This preliminary agreement is subject to a more formal agreement at a later date to contain the terms of the preliminary agreement, as well as other terms. The agreement is also subject to the approval of the Board of Directors of both First Cypress and Tres-Or.

The Company is required to provide the following consideration to Tres-Or in return for the 50% interest: (a) a cash payment of $60,000 payable to Tres-Or consisting of: (i) $5,000 upon signing of the preliminary agreement; and (ii) $55,000 on or before June 20, 2003; and (b) property payments of $50,000 to Tres-Or Resources consisting of: (i) $10,000 on December 31, 2003; (ii) $15,000 on June 1, 2004; and (iii) $25,000 on December 31, 2005. In addition, the Company is required to incur exploration expenditures and a work commitment of $250,000 consisting of $100,000 within 12 months from May 15, 2003 and $150,000 within 12 months from June 30, 2004.

The Company and Tres-Or intend to conduct diamond exploration activities in the various mining claims comprising the Superior North Block of the Temagami Diamond Claim Project.

First Cypress Technologies, Inc. is a publicly traded company (OTCBB: FCYP) that entered into option agreements to: (a) acquire a 100% interest in certain mineral claims known as the "Cahill mineral claims" which cover approximately 926.7 acres in the Osoyoos Mining Division of the Province of British Columbia; and (b) to acquire a 70% undivided interest in certain mineral claims known as the "Eddy mineral claims" which cover approximately 7,000 acres in the Fort Steele Mining Division of the Province of British Columbia. These option agreements are subject to certain share issuances and expenditures by the Company.

For further information, please contact the President of First Cypress Technologies, Inc., Robert Rosner, at (604) 484-2899.

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include: (a) intense competition in the mineral exploration business; (b) the Company's ability to continue its rights under the Tres-Or agreement and the Cahill and Eddy option agreements require substantial required expenditures by the Company, which is further contingent upon the Company's ability to obtain financing, which it may be unable to obtain; (c) should the Company engage in testing and exploration activities, it will be subject to substantial exploration and regulation costs that pertain to environmental permitting, air quality, water quality and wildlife monitoring, safety regulations, claim filings, and maintenance inspection and monitoring; (d) mineral exploration is, by its very nature, a highly risky and speculative business; (e) the Company may be subject to risks of liability regarding its exploration activities, such as pollution or cave-ins, for which it has no insurance protection; (f) other factors set forth in the Company's most recently filed quarterly report. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. Unless otherwise required by applicable law, the Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.